Exhibit 10.23

EXECUTION VERSION

IMPLEMENTATION AGREEMENT

This IMPLEMENTATION AGREEMENT executed as a deed (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of                  is made by and among Studio City International Holdings Limited (formerly known as CYBER ONE AGENTS LIMITED), a business company incorporated in the British Virgin Islands with limited liability (the “Pre-Migration Company” and, following the proposed transfer by way of continuation (redomiciling) of the Pre-Migration Company as an exempted company with limited liability in the Cayman Islands, the “Company”), MCE Cotai Investments Limited, an exempted company incorporated in the Cayman Islands with limited liability (“MCE Cotai”), Melco Resorts & Entertainment Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Melco”), and New Cotai, LLC, a Delaware limited liability company (“New Cotai”).

WHEREAS, New Cotai owns 7,251.176 ordinary shares of the Pre-Migration Company, representing a 40% equity interest in the Pre-Migration Company, and MCE Cotai owns 10,876.764 ordinary shares of the Pre-Migration Company, representing a 60% equity interest in the Pre-Migration Company;

WHEREAS, it is contemplated that the Company will effect an underwritten public offering (the “IPO”) of American Depositary Shares (“ADS”), each ADS representing a certain number of Company Class A Ordinary Shares (as defined below);

WHEREAS, in anticipation of the IPO, the Pre-Migration Company intends to transfer by way of continuation from the British Virgin Islands to the Cayman Islands whereupon the Pre-Migration Company shall become the Company for all purposes under this Agreement (the “Continuation”);

WHEREAS, in anticipation of the Continuation and the IPO, the parties to this Agreement (collectively, the “Parties”) (i) have agreed to undertake various transactions in order to permit the Company to effect the Continuation and the IPO and (ii) desire to enter into this Agreement to govern their arrangements with respect to such transactions, including the order in which such transactions are to occur; and

WHEREAS, in anticipation of the Continuation and the IPO, the Boards of Directors of the Pre-Migration Company, Melco, MCE Cotai, and New Cotai have each approved this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

IMPLEMENTATION TRANSACTIONS

Section 1.1 Agreement as to Implementation. The Parties hereby agree to implement the transactions in this Section 1.1 in accordance with, and upon the terms and subject to the conditions of this Agreement, as follows:

(a) Following the execution of this Agreement but, in the case of each of clause (vii) and (viii) below, no earlier than the Commencement Date:

(i) the Pre-Migration Company shall (x) form, as a wholly-owned subsidiary, a business company incorporated in the British Virgin Islands with limited liability (“Newco”) and (y) procure the execution and delivery by Newco of a joinder to this Agreement substantially in the form attached as Exhibit A hereto, pursuant to which Newco shall agree to become a party to, to be bound by and to comply with, the provisions of this Agreement as if Newco were an original signatory to this Agreement;

(ii) Newco shall adopt the Newco Memorandum and Articles of Association substantially in the form attached as Exhibit B hereto (the “Newco Memorandum and Articles of Association”) and shall make all necessary filings with the Registrar of Corporate Affairs in the British Virgin Islands to bring the Newco Memorandum and Articles of Association into force; and

(iii) (if such assignment has not been effected prior to the date of this Agreement) Studio City (HK) Limited (“SCHK”) shall assign to the Pre-Migration Company one loan owed to SCHK by a subsidiary of the Pre-Migration Company in partial satisfaction of the debt owed by SCHK to the Pre-Migration Company (the “SCHK Shareholder Loan”);

(iv) the Pre-Migration Company and Newco shall enter into the Hong Kong Share Purchase Agreement substantially in the form attached as Exhibit C hereto;

(v) the Pre-Migration Company shall sign a share transfer to transfer the outstanding SCHK share and assign the SCHK Shareholder Loan remaining after consummation of the transaction as set out in (iii) above to Newco in consideration of a debt due from Newco to the Pre-Migration Company (the “Newco Shareholder Loan”);

(vi) the Pre-Migration Company and Newco shall, promptly after the consummation of the transaction as set forth in (iii) above, submit such documents as required to the Stamp Duty Office of the Hong Kong Inland Revenue Department to be submitted for stamp duty adjudication;

(vii) the Pre-Migration Company and Newco shall enter into the Transfer Agreement substantially in the form attached as Exhibit D hereto (the “Transfer Agreement,” and the transfer by the Pre-Migration Company of such assets and liabilities as set forth in the Transfer Agreement and the assumption by Newco of such obligations and liabilities of the Pre-Migration Company as set forth in the Transfer Agreement, in each case, in accordance with the Transfer Agreement, the “Contribution”; for the avoidance of doubt, (A) such assets shall include (1) the Newco Shareholder Loan, (2) any amounts owed to the Pre-Migration Company by any of the subsidiaries (direct or indirect) of the Pre-Migration Company, and (3) any cash on hand under the name of the Pre-Migration Company and (B) such liabilities shall include all amounts owed by the Pre-Migration Company to Melco and its subsidiaries, other than any subsidiaries (direct or indirect) of the Pre-Migration Company; and

(viii) Register of members of SCHK shall be updated by SCHK’s company secretary after any stamp duty assessed by the Stamp Office is fully paid.

(b) Immediately following the Contribution, the Pre-Migration Company shall adopt the Amended and Restated Memorandum and Articles of Association substantially in the form attached as Exhibit E hereto (the “Charter Amendment”) and shall make all necessary filings with the Registrar of Corporate Affairs in the British Virgin Islands as is required to effectuate the Charter Amendment.

(c) In connection with the Charter Amendment, the Pre-Migration Company shall amend and subdivide its authorized share capital (the “Pre-IPO Share Amendment”), which shall cause each issued and outstanding ordinary share, par value US$1.00 per share, of the Pre-Migration Company to be converted into 10,000 Class A Ordinary Shares, par value US$0.0001 per share, of the Pre-Migration Company (the “Class A Ordinary Shares”). Upon the Charter Amendment taking effect, New Cotai shall own 72,511,760 Class A Ordinary Shares (the “New Cotai Shares”) and MCE Cotai shall own 108,767,640 Class A Ordinary Shares (the “MCE Cotai Shares”).

(d) The Pre-IPO Share Amendment and the Charter Amendment shall also authorize Class B Ordinary Shares, par value US$0.0001 per share, of the Pre-Migration Company (the “Pre-Migration Company Class B Shares”).

(e) Immediately following the effectiveness of the Charter Amendment (i) New Cotai and the Pre-Migration Company shall enter into the NC Share Exchange Agreement substantially in the form attached as Exhibit F hereto (the “NC Share Exchange Agreement”) and (ii) the Pre-Migration Company, Newco and New Cotai shall execute and deliver each of the Participation Agreement substantially in the form attached as Exhibit G hereto (the “Participation Agreement”) and the Tax Side Letter substantially in the form attached as Exhibit H hereto (the “Tax Side Letter”). Immediately upon execution and delivery of the NC Share Exchange Agreement, the Participation Agreement, and the Tax Side Letter and in accordance therewith, upon the terms and subject to the conditions of the applicable document, (x) New Cotai shall transfer the New Cotai Shares to the Pre-Migration Company in exchange for (the “New Cotai Exchange”) (A) the Pre-Migration Company procuring Newco’s grant of the Participation (as defined below) to New Cotai and (B) the Pre-Migration Company’s issuance to New Cotai of (1) 72,511,760 Pre-Migration Company Class B Shares and (2) the right to receive, immediately following the effectiveness of the Continuation (i) the rights, interests, and entitlements granted to New Cotai under the Amended and Restated Company Shareholders Agreement in the form attached as Exhibit I hereto (the “Amended and Restated Company Shareholders Agreement”), (ii) the rights, interests, and entitlements granted to New Cotai under the Amended and Restated Registration Rights Agreement in the form attached as Exhibit J hereto (the “Amended and Restated Registration Rights Agreement”), (iii) the rights, interests, and entitlements granted to New Cotai under the PFIC Side Letter in the form attached as Exhibit K hereto (the “PFIC Side Letter”) and (iv) the rights, interests, and entitlements granted to New Cotai under the Finance Cooperation Side Letter in the form attached as Exhibit L hereto (the “Finance Cooperation Side Letter”) and (y) the Participant (as defined in the Participation Agreement) shall accede to certain rights, interests, entitlements, and obligations of a “Participant” holding all of the Participation Percentage as determined pursuant to the Participation Agreement (all of such rights, interests, entitlements and obligations, together with those under the Tax Side Letter, the “Participation”). Upon the New Cotai Exchange, the Pre-Migration Company shall update its register of members to reflect the issuance of such Pre-Migration Company Class B Shares and the transfer of the New Cotai Shares to the Pre-Migration Company and deliver to New Cotai a certified copy of such updated register of members.

(f) One (1) business day following (i) the grant of the Participation to New Cotai and (ii) the consummation of the New Cotai Exchange, the Pre-Migration Company shall commence the Continuation by filing the Continuation Documents listed on Exhibit M hereto (the “Continuation Documents”) with the Registrar of Corporate Affairs in the British Virgin Islands and the Registrar of Companies in the Cayman Islands. The Pre-Migration Company and the Company, as appropriate, shall take such steps and execute such documents listed on Schedule A hereto, in the time period indicated in such schedule, as is necessary for the discontinuation of the Pre-Migration Company in the British Virgin Islands and the continuation of the Company in the Cayman Islands.

(g) Upon the effectiveness of the Continuation, the Company shall adopt the Memorandum and Articles of Association substantially in the form attached as Exhibit N hereto (the “Company Memorandum and Articles of Association”), and shall make any necessary filings with the Registrar of Companies in the Cayman Islands required under the Companies Law (2018 Revision) (as amended and revised) of the Cayman Islands in respect of the Company Memorandum and Articles of Association.

(h) Immediately following the effectiveness of the Continuation, (i) the Company shall (x) execute a confirmation with respect to the Participation Agreement and the Tax Side Letter in the form attached as Exhibit O hereto (the “Participation Agreement and Tax Side Letter Confirmation”), pursuant to which the Company shall confirm that it shall continue to remain a party to, to be bound by and to comply with, the provisions of the Participation Agreement and the Tax Side Letter, and deliver the Participation Agreement and Tax Side Letter Confirmation to the other parties to the Participation Agreement and the Tax Side Letter and (y) execute and deliver the PFIC Side Letter to New Cotai, (ii) the Company shall deliver to New Cotai a certified copy of the register of members of the Company showing New Cotai as the registered holder of 72,511,760 Class B ordinary shares, par value US$0.0001 per share, of the Company (“Company Class B Ordinary Shares”), (iii) New Cotai shall not hold any Pre-Migration Company Class B Shares as a result of the Continuation, (iv) MCE Cotai shall, by operation of law on the Continuation, have exchanged all of its right, title and interest in and to the MCE Cotai Shares with the Company for 108,767,640 Company Class A Ordinary Shares, (v) the Company, MCE Cotai, Melco, and New Cotai shall enter into the Amended and Restated Company Shareholders Agreement, (vi) the Company, MCE Cotai, and New Cotai shall enter into the Amended and Restated Registration Rights Agreement, and (vii) the Company, Melco, and New Cotai shall enter into the Finance Cooperation Side Letter.

Section 1.2 Order of Transaction Steps. The Parties hereby agree that it is the mutual understanding and intention of the Parties that the transactions in Section 1.1 (save for the transaction set forth in Section 1.1(a)(iii) if already effected prior to the date of this Agreement) shall be deemed to occur in the order provided for therein, and that the deemed chronological order of such transactions is of the essence with respect to the performance by the Parties of their obligations hereunder.

Section 1.3 Company Share Issuances. The Company agrees that it shall contribute to Newco any proceeds received by it from the sale of its Company Class A Ordinary Shares or ADSs in the IPO (net of any underwriting fees, discounts and selling commissions, or similar fees or related expenses, and costs) in exchange for a number of ordinary shares of Newco equal to the number of Company Class A Ordinary Shares issued by the Company in the IPO (including Company Class A Ordinary Shares that underlie any ADSs issued by the Company in the IPO) and Newco agrees that it shall accept such contribution and issue such number of Newco Shares to the Company.

Section 1.4 Waiver of Certain Provisions in Existing Shareholders Agreement. Each of Melco and MCE Cotai hereby waives the compliance by New Cotai with its obligations under clause 22.1 (Shareholders) and clause 24 (Minority Shareholders) of the Shareholders’ Agreement, dated July 25, 2011, by and among the Pre-Migration Company, New Cotai, MCE Cotai and Melco, as amended and in effect as of the date of this Agreement (the “Existing Shareholders Agreement”), solely with respect to the transfer and delivery by New Cotai to the Pre-Migration Company, and the repurchase and acceptance by the Pre-Migration Company, of New Cotai’s right, title and interest in and to the New Cotai Shares, in each case pursuant to the NC Share Exchange Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Parties. Each of the Parties, severally and not jointly, represents and warrants that (i) it is duly incorporated, formed or organized, as applicable, and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction; (ii) it has all requisite corporate or other legal power and authority to enter into and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate or other entity action on its part; and (iv) this Agreement constitutes the valid and binding obligation of such Party enforceable against such Party in accordance with its terms.

ARTICLE III

TAX MATTERS

Section 3.1 Tax Elections

(a) Immediately after the New Cotai Exchange, the Company shall promptly file IRS Form SS-4 to obtain an employer identification number (“EIN”) for the Company and shall file IRS Form 8832 and the accompanying cover letter, each substantially in the form attached hereto as Exhibit P-1, electing pursuant to Treasury Regulations section 301.7701-3 to be classified for U.S. Tax Purposes as a partnership for as long as it is considered to have two or more owners for U.S. Tax Purposes and as an entity disregarded as separate from its owner (a “disregarded entity”) in all other instances, such classification to be effective as of the first day after the date of the New Cotai Exchange. Such filing shall be made by certified mail, return receipt requested, no later than seven (7) days following the consummation of the New Cotai Exchange, and the Company shall promptly deliver evidence of such filing to New Cotai.

(b) The Company shall, promptly following the IPO, file an IRS Form 8832 and the accompanying cover letter, each substantially in the form attached hereto as Exhibit P-2, electing pursuant to Treasury Regulations section 301.7701-3 to change its classification to that of an association taxable as a corporation for U.S. Tax Purposes effective as of the first day after the Continuation. Such filing shall be made by certified mail, return receipt requested, no later than seven (7) days following the consummation of the IPO.

(c) Newco shall, promptly following the NC Share Exchange, file IRS Form 8832 (using the Pre-Migration Company’s EIN, which shall be Newco’s EIN (the “Legacy EIN”)) and the accompanying cover letter, each substantially in the form attached hereto as Exhibit Q, confirming (as the successor to the Pre-Migration Company) pursuant to Treasury Regulations section 301.7701-3 to be classified for U.S. Tax Purposes as a partnership for as long as it is considered to have two or more owners for U.S. Tax Purposes and as an entity disregarded as separate from its owner (a “disregarded entity”) in all other instances, effective as of the day immediately following the NC Share Exchange. Such filing shall be made by certified mail, return receipt requested, no later than seven (7) days following the NC Share Exchange, and Newco shall promptly deliver evidence of such filing to New Cotai.

(d) The Company shall not use the Legacy EIN with respect to any elections, forms, returns, schedules, or other documents filed with the IRS or any other Governmental Authority for any period beginning after the date of the execution of the New Cotai Exchange.

ARTICLE IV

UNWINDING

Section 4.1 Failure to Complete the IPO.

(a) The Parties hereby agree that, if, following the execution of the Transfer Agreement, (i) the Company does not consummate the IPO by the later of December 31, 2018 (or such later date as may be agreed by the Parties in writing) and the latest closing date for the IPO permitted by an underwriting or similar agreement executed on or prior to December 31, 2018; provided that such closing date shall not be later than five business days after December 31, 2018 or (ii) at any time after September 30, 2018 and prior to the earlier of December 31, 2018 (or such later date as may be agreed by the Parties in writing) and the date the Company commences the Road Show, a Change in Law occurs that would reasonably be expected to have a material adverse tax consequence to the holder of a Participation (or any holder of an interest, direct or indirect, in such holder of a Participation) (the occurrence of clause (i) or (ii), the “IPO Cut-off Date”), then the following transactions shall occur in the order listed in subsections (i)-(iv) below (collectively, the “Unwinding”), with the purpose of reversing certain elements of the restructuring effected by the Transaction Documents:

(i) As promptly as reasonably practicable (but in no event later than five (5) business days following the IPO Cut-off Date), the Company and Newco shall enter into a plan of merger and, upon the terms and subject to the conditions therein, the Company shall merge with and into Newco, with Newco as the surviving entity (the “Merger”).

(ii) Upon the effectiveness of the Merger, (1) Newco shall adopt a new memorandum and articles of association having the same provisions as the memorandum and articles of association of the Pre-Migration Company as in effect on the date of this Agreement, (2) each Company Class A Ordinary Share and each Company Class B Ordinary Share shall be converted into one ten-thousandth of an ordinary share of Newco, such ordinary shares of Newco shall have the same provisions and rights as the ordinary shares of the Pre-Migration Company outstanding as of the date of this Agreement, and (3) the Participation Agreement (including the Tax Side Letter) (other than (x) Article VII of the Participation Agreement (excluding Sections 7.1, 7.7, 7.13, and 7.14), (y) paragraphs 1 and 5 of the Tax Side Letter, and (z) any definitions in Section 1.1 of the Participation Agreement or in paragraph 22 of the Tax Side Letter necessary to effect the foregoing) shall be automatically terminated and shall have no further effect, and any Participation then outstanding shall be cancelled and cease to exist.

(iii) Immediately following the effectiveness of the Merger, (x) Melco, MCE Cotai, New Cotai, and Newco shall enter into a shareholders’ agreement (the “Newco Shareholders Agreement”) with respect to Newco, effective as of the effective date of the Merger, having the same terms, rights, interests, entitlements, and obligations as those contained in the Existing Shareholders Agreement, with all references to the “Company” thereunder referring to Newco following the Merger, (y) Newco and New Cotai shall enter into a registration rights agreement with respect to Newco’s securities, effective as of the effective date of the Merger, having the same terms, rights, interests, entitlements, and obligations as those contained in the Registration Rights Agreement, dated July 27, 2011, by and between the Pre-Migration Company and New Cotai, as amended and in effect as of the date of this Agreement, with all references to the “Company” thereunder referring to Newco following the Merger and (z) Newco, Melco, and New Cotai shall enter into a finance cooperation side letter having the same terms, rights, interests, entitlements, and obligations as those contained in the Finance Cooperation Side Letter, with all references to the “Company” thereunder referring to Newco following the Merger; provided, however, the parties shall not be obligated to enter into such finance cooperation letter unless New Cotai shall have executed and delivered all documents, and performed all of its obligations, in each case as required hereunder (and in the manner and at the time as required to be executed and delivered or performed ) and shall have not taken any action in violation of this Agreement, and such Unwinding was not caused by, and did not result from any failure or delay after the date hereof by New Cotai to take any action, provide any approval or consent or execute any document, in each case, necessary to consummate the IPO, including, but not limited to, such actions, approvals, consents or documents required or requested to be provided or executed by the underwriters of the IPO (provided that New Cotai’s failure to take any action, provide any approval or consent or execute any document relating to an extension of the IPO Cut-Off Date shall not relieve any obligation to enter into such finance cooperation letter).

(iv) Immediately following the completion of steps (i)-(iii) above, the Amended and Restated Company Shareholders Agreement, the Amended and Restated Registration Rights Agreement, the Tax Side Letter (other than to the extent set forth in step (ii) above), the Participation Agreement and Tax Side Letter Confirmation, the PFIC Side Letter, and the Finance Cooperation Side Letter shall terminate and have no further force and effect.

(b) The Parties hereby agree that, in the event of an Unwinding (i) Newco shall continue to be treated for U.S. Tax Purposes as the successor to the Pre-Migration Company and, as such, shall use for all U.S. Tax Purposes (including its U.S. federal, state and local Tax Returns) the Legacy EIN and (ii) to take all actions consistent, and no actions inconsistent, with such treatment, in each case, for U.S. Tax Purposes.

(c) The Parties hereby agree to cooperate and take all actions reasonably necessary to effect the Unwinding.

(d) The Parties hereby agree that, if this Agreement is terminated pursuant to Section 5.13 without the Transfer Agreement having been executed, Newco, Melco, and New Cotai shall enter into a finance cooperation side letter having the same terms, rights, interests, entitlements, and obligations as those contained in the Finance Cooperation Side Letter, with all references to the “Company” thereunder referring to Newco following the Merger; provided, however, the parties shall not be obligated to enter into the Finance Cooperation Letter pursuant to this Section 4.1(d) unless New Cotai shall have executed and delivered all documents, and performed all of its obligations, in each case as required hereunder (and in the manner and at the time as required to be executed and delivered or performed) and shall have not taken any action in violation of this Agreement, and such termination was not caused by, and did not result from any failure or delay after the date hereof by New Cotai to take any action, provide any approval or consent or execute any document, in each case, necessary to consummate the IPO, including, but not limited to, such actions, approvals, consents or documents required or requested to be provided or executed by the underwriters of the IPO (provided that New Cotai’s failure to take any action, provide any approval or consent or execute any document relating to an extension of the IPO Cut-Off Date shall not relieve any obligation to enter into the Finance Cooperation Letter).

ARTICLE V

MISCELLANEOUS

Section 5.1 Further Action. The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, including effectuating the transactions described herein in the order identified herein and, if applicable, the Unwinding.

Section 5.2 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

(a) “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the United States, Hong Kong, Cayman Islands or British Virgin Islands are authorized by law, regulation or executive order to remain closed and, in the case of Hong Kong, other than a day on which a tropical cyclone warning No. 8 or above or a “black rainstorm warning signal” is hoisted or remains hoisted at any time between 9:00am and 5:00pm. If a date on which an event is to occur is a non-business day at a place at which the event is to occur, the event may be made at that place on the next succeeding day that is a business day.

(b) “Change in Law” means any of the following: (i) the adoption, entry into effect, or issuance of any U.S. tax statute, treaty, regulation (whether final, proposed, or temporary), or other official pronouncement, including notices or announcements, or (ii) any material change in any U.S. tax statute, treaty, regulation (whether final, proposed, or temporary), or other official pronouncement, including notices or announcements.

(c) “Commencement Date” means the date on which the Board of Directors of the Company, or a pricing committee appointed by the Board of Directors of the Company, determines that, based on indications from the managing underwriters of the IPO, the pricing of the IPO is reasonably likely to occur within three (3) business days following such date; provided that in no event shall the Commencement Date occur prior to the commencement of the Road Show.

(d) “Company Class A Ordinary Shares” means the Class A ordinary shares, par value US$0.0001 per share, of the Company.

(e) “Continuation” means the transfer by way of continuation of the Pre-Migration Company from the British Virgin Islands to the Cayman Islands as described in Section 1.1 of this Agreement.

(f) “Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, the Financial Industry Regulatory Authority, Inc. and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

(g) “Road Show” means a road show (as such term is defined in Rule 433(h)(4) promulgated under the Securities Act of 1933, as amended) related to the IPO.

(h) “Tax” means tax, levy, duty, or other charge or withholding of a similar nature imposed by a Governmental Authority (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

(i) “U.S. Tax Purposes” means, as the context requires, U.S. federal, state, and/or local income Tax purposes.

Section 5.3 Interpretation. In this Agreement, unless otherwise provided:

(a) A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement. The Exhibits form an integral part of and are hereby incorporated by reference into this Agreement.

(b) Headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(c) The word “shall” shall be obligatory and the word “may” shall be permissive.

(d) Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(e) The words “hereof” and “herein”, and words of similar meaning shall refer to this Agreement as a whole and not to any particular Article, Section or clause, and the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(f) Except as otherwise specified herein, a reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto.

(g) Except as otherwise specified herein, a reference herein to any other agreement or document shall be to such agreement or document as it may have been or may hereafter be amended, modified, supplemented, waived or restated from time to time in accordance with its terms and, to the extent applicable, the terms of this Agreement, and shall include all annexes, exhibits, schedules and other documents or agreements attached thereto.

Section 5.4 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax (delivery receipt requested), by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 5.4):

(a) If to the Company, to:

Studio City International Holdings Limited

36/F, The Centrium

60 Wyndham Street

Central

Hong Kong

Fax:               +852-2537-3618

E-mail:          comsec@sc-macau.com

Attention:      Company Secretary

with copy to:

Latham & Watkins

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Fax:               +852 2912 2600

E-mail:          Helena.Kim@lw.com

Attention:      Ji-Hyun Helena Kim

(b) If to MCE Cotai, to:

MCE Cotai Investments Limited

c/o Melco Resorts & Entertainment Limited at its address set out herein for delivery of notice

Fax:               +852-2537-3618

E-mail:          mco-comsec@melco-resorts.com

Attention:      Company Secretary

with copy to:

Latham & Watkins

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Fax:               +852 2912 2600

E-mail:          Helena.Kim@lw.com

Attention:      Ji-Hyun Helena Kim

(c) If to Melco, to:

Melco Resorts & Entertainment Limited

36/F, The Centrium

60 Wyndham Street

Central

Hong Kong

Fax:               +852-2537-3618

E-mail:          mco-comsec@melco-resorts.com

Attention:      Company Secretary

with a copy to:

Latham & Watkins

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Fax:               +852 2912 2600

E-mail:          Helena.Kim@lw.com

Attention:      Ji-Hyun Helena Kim

(d) If to New Cotai, to:

New Cotai, LLC

c/o New Cotai Holdings, LLC

Two Greenwich Plaza

Greenwich, Connecticut 06830

United States of America

Fax:               +1-203-542-4133

E-mail:          tlavelle@silverpointcapital.com

Attention:      Timothy Lavelle

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071-3144

Fax:               +1 213 621 5288

E-mail:          Jeffrey.Cohen@skadden.com

Attention:      Jeffrey H. Cohen, Esq.

Section 5.5 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their respective successors, executors, administrators, heirs, legal representatives and permitted assigns; provided, however, neither this Agreement nor any rights or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties.

Section 5.6 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.7 Amendment. The provisions of this Agreement may be amended, modified, altered or supplemented only by a written instrument signed by each of the Parties.

Section 5.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 5.9 Submission to Jurisdiction. The parties irrevocably consent to the non-exclusive jurisdiction of the courts of the Cayman Islands in connection with any action relating to this Agreement.

Section 5.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 5.10.

Section 5.11 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, including the order of the transactions contemplated hereby, or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 5.12 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the Cayman Islands, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.

Section 5.13 Termination. If the IPO is not consummated prior to the IPO Cut-off Date, this Agreement shall terminate and have no further force and effect; provided that Article IV and this Article V shall remain in full force and effect.

Section 5.14 Fees and Expenses.

(a) Newco agrees to pay or reimburse all fees and expenses incurred by the Company in connection with this Agreement (including the Unwinding).

(b) Promptly (x) upon the earlier of the completion of the IPO and the Unwinding, or (y) upon the termination of this Agreement pursuant to Section 5.13 if such termination occurs without the Transfer Agreement having been executed, Newco agrees to reimburse each of New Cotai and MCE Cotai for all reasonable and documented out-of-pocket fees and expenses incurred in connection with this Agreement and the transactions contemplated hereunder (including the Unwinding) (such amount, the “Expense Reimbursement”); provided, however, that (A) the Expense Reimbursement shall not exceed US$1,000,000 for each of New Cotai and MCE Cotai; and (B) in the event of an Unwinding or termination of this Agreement, Newco shall reimburse New Cotai and/or MCE Cotai only if New Cotai or MCE Cotai, as applicable, (i) shall have executed and delivered all documents, and performed all of its obligations, in each case as required hereunder (in the manner and at the time as required to be executed and delivered or performed), (ii) shall have not taken any action in violation of this Agreement and (iii) such Unwinding or termination was not caused by, and did not result from any failure or delay after the date hereof by New Cotai or MCE Cotai, as the case may be, to take any action, provide any approval or consent or execute any document, in each case, necessary to consummate the IPO, including, but not limited to, such actions, approvals, consents or documents required or requested to be provided or executed by the underwriters of the IPO (provided that New Cotai’s or MCE Cotai’s failure to take any action, provide any approval or consent or execute any document relating to an extension of the IPO Cut-Off Date shall not relieve any reimbursement obligation hereunder with respect to New Cotai or MCE Cotai, as the case may be).

(c) Except as provided in this Section 5.14, each Party shall pay all of its fees and expenses in connection with this Agreement and the transactions contemplated hereby.

Section 5.15 Third Party Rights. A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 (as amended) to enforce any term of this Agreement.

Section 5.16 Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 5.17 Entire Agreement. This Agreement, together with all of the agreements referenced herein (when such agreements are executed and delivered by the parties thereto in substantially the forms attached hereto), the exhibits to any such agreements (when executed and delivered, if applicable) and the transactions contemplated hereby and thereby, represents the entire agreement between the Parties with respect to the reorganization of the Company as described in Section 1.1 hereof, including the Contribution (the “Reorganization and Transfer”). All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the Reorganization and Transfer are superseded by this Agreement (together with all such other agreements) and are of no effect. No party is liable to any other party in respect of those matters except as provided under this Agreement and, when executed and delivered by the parties thereto in substantially the forms attached hereto, all such other agreements. No oral explanation or information provided by any party to another affects the meaning or interpretation of this Agreement or constitutes any collateral agreement, warranty or understanding between any of the parties with respect to this Agreement or the Reorganization and Transfer.

Section 5.18 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a deed as of the date first set forth above.

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

By:
Name:
Title:

MCE COTAI INVESTMENTS LIMITED

By:
Name:
Title:

MELCO RESORTS & ENTERTAINMENT LIMITED

By:
Name:
Title:

NEW COTAI, LLC

By:
Name:
Title:

[Signature Page to Implementation Agreement]

EXHIBIT A

FORM OF JOINDER TO IMPLEMENTATION AGREEMENT

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Implementation Agreement, dated as of [●], 2018 (the “Agreement”), by and among Studio City International Holdings Limited (formerly known as CYBER ONE AGENTS LIMITED), a business company incorporated in the British Virgin Islands with limited liability (the “Pre-Migration Company” and, following the proposed transfer by way of continuation (redomiciling) of the Pre-Migration Company as an exempted company with limited liability in the Cayman Islands, the “Company”), MCE Cotai Investments Limited, an exempted company incorporated in the Cayman Islands with limited liability (“MCE Cotai”), Melco Resorts & Entertainment Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Melco”), and New Cotai, LLC, a Delaware limited liability company (“New Cotai”).

By executing and delivering this Joinder Agreement to MCE Cotai, Melco, New Cotai and the Pre-Migration Company, the undersigned agrees to become a party to, to be bound by, and to comply with the provisions of, the Agreement as if the undersigned were an original signatory thereto. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by MCE Cotai, Melco, New Cotai, and the Pre-Migration Company, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the date first set forth above.

MSC COTAI LIMITED

By:
Name: Title:

[Signature Page – Joinder Agreement]

EXHIBIT B

FORM OF NEWCO MEMORANDUM AND ARTICLES OF ASSOCIATION

EXHIBIT C

FORM OF HONG KONG SHARE PURCHASE AGREEMENT

EXHIBIT D

FORM OF TRANSFER AGREEMENT

EXHIBIT E

FORM OF CHARTER AMENDMENT

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

Amended & Restated

Memorandum of Association

and

Articles of Association

of

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

First Incorporated on 2 August 2000

(ADOPTED BY RESOLUTION DATED                      2018 AND REGISTERED ON                      2018)

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

AMENDED & RESTATED

MEMORANDUM OF ASSOCIATION

OF

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

A COMPANY LIMITED BY SHARES

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act (No. 16 of 2004) and includes the regulations made under the Act;

“Articles” means the attached Amended and Restated Articles of Association of the Company;

“Chairman of the Board” has the meaning specified in Regulation 13;

“Class A Ordinary Shares” has the meaning give in Clause 7.1(a);

“Class B Ordinary Shares” has the meaning give in Clause 7.1(b);

“Distribution” in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder in relation to Class A Ordinary Shares held by a Shareholder, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“Memorandum” means this Amended and Restated Memorandum of Association of the Company;

“Resolution of Directors” means either:

(a)

a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

“Resolution of Shareholders” means either:

(a)

a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Share” means a share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“Shareholders Agreement” means the shareholders agreement attached as Schedule 1, dated on or around 27 July 2011 between MCE Cotai Investments Limited, New Cotai, LLC, Melco Crown Entertainment Limited and the Company, as amended from time to time in accordance with the terms thereof;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2.	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)	the singular includes the plural and vice versa.

1.3.	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

1.4.	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

2.	NAME

The name of the Company is STUDIO CITY INTERNATIONAL HOLDINGS LIMITED.

3.	RE-REGISTRATION

The Company was first incorporated on 2 August 2000 under the International Business Companies Act, 1984 and was automatically re-registered under the Act on 1 January 2007. Immediately before its re-registration under the Act, it was governed by the International Business Companies Act, 1984.

4.	STATUS

The Company is a company limited by shares.

5.	REGISTERED OFFICE AND REGISTERED AGENT

5.1.	The first registered office of the Company is at Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

5.2.	The first registered agent of the Company is Offshore Incorporations Limited of Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands.

5.3.

At the date of filing the notice of election to disapply Part IV of Schedule 2 of the Act the registered office of the Company was situated at the office of the registered agent, Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands.

6.	CAPACITY AND POWERS

6.1.	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

6.2.	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

7.	NUMBER AND CLASSES OF SHARES

7.1.	The Company is authorised to issue a maximum of 2,000,000,000 Shares divided into two classes consisting of:

(a)	1,927,488,240 Class A Ordinary Shares of par value US$0.0001 each (“Class A Ordinary Shares”); and

(b)	72,511,760 Class B Ordinary Shares of par value US$0.0001 each (“Class B Ordinary Shares”).

7.2.	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

7.3.	Shares shall be issued in the currency of the United States of America.

8.	DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8.1.

In addition and subject to any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for elsewhere in this Memorandum or in the Articles, the rights and restrictions attached to the Class A Ordinary Shares shall be as follows:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

8.2.

In addition and subject to any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for elsewhere in this Memorandum or in the Articles, the rights and restrictions attached to the Class B Ordinary Shares shall be as follows:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	subject to Clause 8.4, no right to any share in any dividend paid by the Company;

(c)	no right to any share in the distribution of the surplus assets of the Company on its liquidation; and

(d)	no right to transfer any Class B Ordinary Share.

8.3.	The directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

8.4.

In no event should any share dividend, share split, reverse share split, combination of shares, sub-division, reclassification or recapitalization be declared or made in respect of the Class A Ordinary Shares (each, a “Share Adjustment”) unless a corresponding Share Adjustment is made to the Class B Ordinary Shares in the same proportion and the same manner. Share dividends with respect to each class of shares of the Company may only be made with the shares of the same class as such class of shares of the Company.

9.	VARIATION OF RIGHTS

9.1.

The rights attached to Shares as specified in Clause 8 may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares entitled to vote at a meeting of the Shareholders (voting together as a single class); provided that, in addition to such consent:

(a)

a variation of the rights attached to the Class A Ordinary Shares as specified in Clause 8.1(a) shall require the prior consent in writing of the holders of more than 50 per cent of the issued Class A Ordinary Shares and more than 50 per cent of the holders of the Class B Ordinary Shares, or resolutions passed at separate class meetings of the holders of Class A Ordinary Shares and Class B Ordinary Shares by the holders of more than 50 per cent of the issued Class A Ordinary Shares and the holders of more than 50 per cent of the issued Class B Ordinary Shares;

(b)

a variation of the rights attached to the Class A Ordinary Shares (other than as specified in Clause 8.1(a)) shall require the prior consent in writing of, or a resolution passed at a separate class meeting of the holders of Class A Ordinary Shares by, the holders of more than 50 per cent of the issued Class A Ordinary Shares;

(c)

a variation of the rights attached to the Class B Ordinary Shares as specified in Clause 8.2(a) shall require the prior consent in writing of the holders of more than 50 per cent of the issued Class A Ordinary Shares and the holders of more than 50 per cent of the issued Class B Ordinary Shares or resolutions passed at separate class meetings of the holders of Class A Ordinary Shares and Class B Ordinary Shares by the holders of more than 50 per cent of the issued Class A Ordinary Shares and the holders of more than 50 per cent of the issued Class B Ordinary Shares; and

(d)

a variation of the rights attached to the Class B Ordinary Shares as specified in Clauses 8.2(b), 8.2(c) or 8.2(d) shall require the prior consent in writing of, or a resolution passed at a separate class meeting of the holders of Class B Ordinary Shares by, the holders of more than 50 per cent of the issued Class B Ordinary Shares.

10.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

11.	REGISTERED SHARES

11.1.	The Company shall issue registered shares only.

11.2.	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

12.	TRANSFER OF SHARES

12.1.

Subject to Clause 8.2, the Company shall, on receipt of an instrument of transfer complying with Sub-Regulation 7.1 of the Articles, enter the name of the transferee of a Share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

12.2.	Subject to Clause 8.2, the directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

13.	AMENDMENT OF MEMORANDUM AND ARTICLES

Subject to Clause 9, the Company may amend its Memorandum or Articles by a Resolution of Shareholders or by a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Shareholders; or

(d)	to Clauses 8, 9 or 10 or this Clause 13.

Notwithstanding the foregoing no amendment may be made to the Memorandum or Articles without the approval of each Minority Shareholder (as defined in the Shareholders Agreement) holding 20% or more of the Shares on issue.

14.	PARAMOUNT EFFECT OF SHAREHOLDERS AGREEMENT

14.1.

To the extent not prohibited by the Act the provisions of the Shareholders Agreement are hereby incorporated into the Memorandum, and for the avoidance of doubt and without limiting the generality of this Clause 14.1:

(a)	notwithstanding anything contained in the Memorandum, if the Shareholders Agreement prohibits an act being done, the act shall not be done; and

(b)	nothing contained in the Memorandum prevents an act being done that the Shareholders Agreement requires to be done.

14.2.	To the extent not prohibited by the Act if any provision of the Memorandum is or becomes inconsistent with the Shareholders Agreement, the Shareholders Agreement shall prevail.

We, Offshore Incorporations Limited of Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 3rd day of July 2007 .

Incorporator:

Offshore Incorporations Limited

Sgd: Richard Parsons

Authorised Signatory

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

AMENDED & RESTATED

ARTICLES OF ASSOCIATION

OF

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

A COMPANY LIMITED BY SHARES

1.	PARAMOUNT EFFECT OF SHAREHOLDERS AGREEMENT

1.1.

To the extent not prohibited by the Act the provisions of the Shareholders Agreement are hereby incorporated into the Articles and, for the avoidance of doubt and without limiting the generality of this Regulation 1:

(a)	notwithstanding anything contained in these Articles, if the Shareholders Agreement prohibits an act being done, the act shall not be done; and

(b)	nothing contained in these Articles prevents an act being done that the Shareholders Agreement requires to be done.

1.2.	To the extent not prohibited by the Act if any provision of these Articles is or becomes inconsistent with the Shareholders Agreement, the Shareholders Agreement shall prevail.

2.	REGISTERED SHARES

2.1.

Every holder of Class A Ordinary Shares is entitled to a certificate signed by a director of the Company or under the Seal specifying the number of Class A Ordinary Shares held by him and the signature of the director and the Seal may be facsimiles. No share certificates shall be issued in respect of the Class B Ordinary Shares.

2.2.

Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

2.3.	If several Eligible Persons are registered as joint holders of any Class A Ordinary Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

3.	SHARES

3.1.	Shares may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

3.2.	Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

3.3.	A Share may be issued for consideration in any form, including money, a promissory note, real property, personal property (including goodwill and know-how) or a contract for future services.

3.4.	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

3.5.	The Company shall keep a register (the “register of members”) containing:

(a)	the names and addresses of the Eligible Persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any Eligible Person ceased to be a Shareholder.

3.6.

The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

3.7.	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

4.	REDEMPTION OF SHARES AND TREASURY SHARES

4.1.

The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

4.2.

The Company may only offer to acquire Shares if at the relevant time the directors determine by Resolution of Directors that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

4.3.	Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

4.4.

Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

4.5.	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

4.6.	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

4.7.

Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

5.	MORTGAGES AND CHARGES OF SHARES

5.1.	Shareholders may mortgage or charge their Shares.

5.2.	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

5.3.	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)

upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

5.4.	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

6.	FORFEITURE

6.1.

Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

6.2.	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

6.3.

The written notice of call referred to in Sub-Regulation 6.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

6.4.

Where a written notice of call has been issued pursuant to Sub-Regulation 6.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

6.5.

The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 6.4 and that Shareholder shall be discharged from any further obligation to the Company.

7.	TRANSFER OF SHARES

7.1.

Class A Ordinary Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company at the office of its registered agent for registration.

7.2.	The transfer of a Class A Ordinary Share is effective when the name of the transferee is entered on the register of members.

7.3.

If the directors of the Company are satisfied that an instrument of transfer relating to Class A Ordinary Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Class A Ordinary Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

7.4.

Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Class A Ordinary Share even though the personal representative is not a Shareholder at the time of the transfer.

8.	MEETINGS AND CONSENTS OF SHAREHOLDERS

8.1.

Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

8.2.

Upon the written request of Shareholders entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

8.3.	The director convening a meeting shall give not less than seven days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

8.4.

The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

8.5.

A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

8.6.

The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

8.7.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

8.8.

The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

8.9.

The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[ Name of Company ]

I/We being a Shareholder of the above Company HEREBY APPOINT                  of                  or failing him                  of
                 to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the              day of                     ,
20     and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this              day of                     , 20

Shareholder

8.10.	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

8.11.

A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

8.12.

A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares or class or series of Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders

8.13.

If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

8.14.

At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

8.15.

The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

8.16.

At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.17.

Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Eligible Person which he represents as that Eligible Person could exercise if it were an individual.

8.18.

The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

8.19.	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

8.20.

An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

9.	DIRECTORS

9.1.

The first directors of the Company shall be appointed by the first registered agent within six months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors for such term as the Shareholders or directors determine.

9.2.	No person shall be appointed as a director of the Company unless he has consented in writing to act as a director.

9.3.	The minimum number of directors shall be one and the maximum number shall be five.

9.4.

Each director holds office for the term, if any, fixed by the Resolution of Shareholders or Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

9.5.	A director may be removed from office only in accordance with the Shareholders Agreement.

9.6.

A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

9.7.

The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

9.8.	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.9.	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Act.

9.10.

The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.11.	The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.12.	A director is not required to hold a Share as a qualification to office.

10.	POWERS OF DIRECTORS

10.1.

The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

10.2.

Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

10.3.

If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.4.

Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.5.	The continuing directors may act notwithstanding any vacancy in their body.

10.6.

The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.7.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.8.

For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

11.	PROCEEDINGS OF DIRECTORS

11.1.	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

11.2.

The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

11.3.	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4.

A director shall be given not less than three days’ notice of meetings of directors, but a meeting of directors held without three days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5.

A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated.

11.6.

A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only two directors in which case the quorum is two.

11.7.

If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.8.

At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

11.9.

An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

12.	COMMITTEES

12.1.

The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

12.2.	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint directors;

(e)	to appoint an agent;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or to approve a liquidation plan.

12.3.

Sub-Regulation 12.2(b) and (c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.4.

The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

12.5.

Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

13.	OFFICERS AND AGENTS

13.1.

The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

13.2.

The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

13.3.	The emoluments of all officers shall be fixed by Resolution of Directors.

13.4.

The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.5.

The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Sub-Regulation 12.2. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14.	CONFLICT OF INTERESTS

14.1.

A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2.

For the purposes of Sub-Regulation 14.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3.

Provided that the Board of directors of the Company has given prior authorisation by way of a Resolution of Directors (for which purposes the interested director shall not be able to vote), a director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15.	INDEMNIFICATION

15.1.

Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

15.2.

The indemnity in Sub-Regulation 15.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3.

The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.4.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

15.5.

The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

16.	RECORDS

16.1.	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

16.2.	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

16.3.	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)	minutes of meetings and Resolutions of Directors and committees of directors; and

(c)	an impression of the Seal, if any.

16.4.

Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

16.5.

The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (No. 5 of 2001).

17.	REGISTERS OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

18.	SEAL

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

19.	DISTRIBUTIONS BY WAY OF DIVIDEND

19.1.

Subject to Clause 8.4, the directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

19.2.	Dividends may be paid in money, shares, or other property.

19.3.

Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 21.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

19.4.	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

20.	ACCOUNTS AND AUDIT

20.1.

The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

20.2.

The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

20.3.	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

20.4.	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Shareholders.

20.5.	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

20.6.	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

(b)	subject to the foregoing, shall be fixed by Resolution of Shareholders or in such manner as the Company may by Resolution of Shareholders determine.

20.7.

The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)

in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

20.8.

The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

20.9.

Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

20.10.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

21.	NOTICES

21.1.

Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

21.2.

Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

21.3.

Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22.	VOLUNTARY WINDING UP AND DISSOLUTION

The Company may by a Resolution of Shareholders or by a Resolution of Directors appoint a voluntary liquidator.

23.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Offshore Incorporations Limited of Offshore Incorporations Centre, P.O. Box 957, Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 3rd day of July 2007.

Incorporator:

Offshore Incorporations Limited

Sgd: Richard Parsons

Authorised Signatory

SCHEDULE 1

SHAREHOLDERS AGREEMENT

EXHIBIT F

FORM OF NC SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of [●], 2018, is made by and between Studio City International Holdings Limited, a business company limited by shares incorporated in the British Virgin Islands (the “Pre-Migration Company” and, following the proposed transfer by way of continuation of the Pre-Migration Company as an exempted company with limited liability in the Cayman Islands, the “Company”) and New Cotai, LLC, a Delaware limited liability company (“New Cotai” and, together with the Pre-Migration Company, the “Parties” and, each, a “Party”).

WITNESSETH:

WHEREAS, New Cotai owns 72,511,760 Class A Ordinary Shares of the Pre-Migration Company, representing 40% of the issued shares of the Pre-Migration Company (the “New Cotai Shares”);

WHEREAS, it is contemplated that the Company will effect an underwritten public offering (the “IPO”) of American Depositary Shares (“ADS”), each ADS representing a certain number of Company Class A Ordinary Shares (as defined below);

WHEREAS, in anticipation of the IPO, (i) prior to the date hereof, the Pre-Migration Company formed a business company incorporated in the British Virgin Islands as a wholly-owned subsidiary (“Newco”), and transferred substantially all of its assets and liabilities to Newco pursuant to the Transfer Agreement in the form attached as Exhibit D to the Implementation Agreement, (ii) following the date hereof, the Pre-Migration Company intends to transfer by way of continuation from the British Virgin Islands to the Cayman Islands whereupon the Pre-Migration Company shall become the Company for all purposes under this Agreement (the “Continuation”), and (iii) upon the terms and subject to the conditions set forth herein, New Cotai desires to transfer and deliver to the Pre-Migration Company, and the Pre-Migration Company desires to repurchase for cancellation and accept from New Cotai, New Cotai’s right, title, and interest in and to the New Cotai Shares (the “New Cotai Share Repurchase”);

WHEREAS, prior to the execution and delivery of this Agreement, Melco and MCE Cotai have duly waived the obligations of New Cotai under clause 22.1 (Shareholders) and clause 24 (Minority Shareholders) of the Pre-Migration Company Shareholders Agreement solely with respect to the New Cotai Share Repurchase to the extent such provisions of the Pre-Migration Company Shareholders Agreement restrict the New Cotai Share Repurchase; and

WHEREAS, in consideration of and in exchange for the New Cotai Share Repurchase, (i) the Pre-Migration Company desires to procure Newco’s grant of the Participation (as defined below) to New Cotai, and New Cotai desires to acquire and accept the Participation from Newco, (ii) the Pre-Migration Company desires to issue to New Cotai, and New Cotai desires to subscribe for and accept from the Pre-Migration Company, 72,511,760 Class B Ordinary Shares, par value US$0.0001 per share, of the Pre-Migration Company free and clear of any liens or encumbrances (such shares, the “Pre-Migration Company Class B Shares”), and (iii) the Pre-Migration Company desires to deliver to New Cotai, and New Cotai desires to accept from the Pre-Migration Company, the right to receive, immediately following the effectiveness of the Continuation, (A) the rights, interests, and entitlements granted to New Cotai under the Amended and Restated Company Shareholders Agreement in the form attached as Exhibit I to the Implementation Agreement (the “Amended and Restated Company Shareholders Agreement”), (B) the rights, interests, and entitlements granted to New Cotai under the Amended and Restated Registration Rights Agreement in the form attached as Exhibit J to the Implementation Agreement (the “Amended and Restated Registration Rights Agreement”), (C) the rights, interests, and entitlements granted to New Cotai under the PFIC Side Letter in the form attached as Exhibit K to the Implementation Agreement (the “PFIC Side Letter”), and (D) the rights, interests, and entitlements granted to New Cotai under the Financing Cooperation Side Letter in the form attached as Exhibit L to the Implementation Agreement (the “Financing Cooperation Side Letter”), in each case, upon the terms and subject to the conditions set forth herein (the consideration being delivered by the Pre-Migration Company under clauses (i) through (iii), the “Specified Consideration”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound thereby, the Parties hereby agree as follows:

ARTICLE I

SHARE REPURCHASE AND DELIVERABLES

SECTION 1.01 New Cotai Share Repurchase. Upon the terms and subject to the conditions set forth herein, and in exchange for the Specified Consideration, New Cotai hereby transfers and delivers to the Pre-Migration Company, and the Pre-Migration Company hereby repurchases and accepts from New Cotai, all right, title, and interest of New Cotai in and to the New Cotai Shares, free and clear of any liens or encumbrances.

SECTION 1.02 Deliverables of New Cotai, the Pre-Migration Company, and the Company.

(a) Deliverables of New Cotai. Concurrently with the execution and delivery of this Agreement, New Cotai shall deliver to the Pre-Migration Company:

(i) Share Certificates 11 and 13 representing an aggregate of 3,251.176 ordinary shares of par value US$1.00 each in the Pre-Migration Company in issue prior to the Charter Amendment (as defined in the Implementation Agreement);

(ii) a Declaration and Indemnity for Lost Share Certificate in the form attached hereto as Exhibit A with respect to Share Certificates 6 and 8 representing an aggregate of 4000 ordinary shares of par value US$1.00 each in the Pre-Migration Company in issue prior to the Charter Amendment (as defined in the Implementation Agreement);

(iii) a counterpart signature page to the Share Repurchase Letter in the form attached hereto as Exhibit B, duly executed by New Cotai;

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(iv) a counterpart signature page to the Participation Agreement in the form attached as Exhibit G to the Implementation Agreement (the “Participation Agreement”), duly executed by New Cotai;

(v) a counterpart signature page to the Tax Side Letter in the form attached as Exhibit H to the Implementation Agreement (the “Tax Side Letter”), duly executed by New Cotai;

(vi) a counterpart signature page to the Amended and Restated Company Shareholders Agreement, duly executed by New Cotai, to be held in escrow and deemed automatically released upon the effectiveness of the Continuation and delivery to New Cotai of the items set forth in Section 1.02(c) hereof;

(vii) a counterpart signature page to the Amended and Restated Registration Rights Agreement, duly executed by New Cotai, to be held in escrow and deemed automatically released upon the effectiveness of the Continuation and delivery to New Cotai of the items set forth in Section 1.02(c) hereof;

(viii) a copy of the PFIC Side Letter, duly executed by New Cotai, to be held in escrow and deemed automatically released upon the effectiveness of the Continuation and delivery to New Cotai of the items set forth in Section 1.02(c) hereof; and

(ix) a copy of the Financing Cooperation Side Letter, duly executed by New Cotai, to be held in escrow and deemed automatically released upon the effectiveness of the Continuation and delivery to New Cotai of the items set forth in Section 1.02(c) hereof.

(b) Deliverables of the Pre-Migration Company. Concurrently with the execution and delivery of this Agreement, the Pre-Migration Company shall:

(i) deliver, allot and issue to New Cotai the Pre-Migration Company Class B Shares, duly authorized, fully paid, and non-assessable and free and clear of any liens or encumbrances, except for such liens and encumbrances set forth in the Pre-Migration Company’s Memorandum of Association and Articles of Association and under Applicable Law; and

(ii) deliver or cause to be delivered to New Cotai:

(A) a copy of the updated register of members of the Pre-Migration Company reflecting the issuance of the Pre-Migration Company Class B Shares and the cancellation of the New Cotai Shares certified by a director or the registered agent of the Pre-Migration Company;

(B) counterpart signature pages to the Participation Agreement, duly executed by the Pre-Migration Company and Newco; and

(C) counterpart signature pages to the Tax Side Letter, duly executed by the Pre-Migration Company and Newco.

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(c) Deliverables of the Company. Upon the effectiveness of the Continuation, the Company shall deliver to New Cotai:

(i) counterpart signature pages to the Amended and Restated Company Shareholders Agreement, duly executed by the Company, Melco, and MCE Cotai;

(ii) a counterpart signature page to the Amended and Restated Registration Rights Agreement, duly executed by the Company;

(iii) a counterpart signature page to the PFIC Side Letter, duly executed by the Company;

(iv) counterpart signature pages to the Financing Cooperation Side Letter, duly executed by the Company and Melco; and

(v) a register of members of the Company showing New Cotai as the registered holder of 72,511,760 Class B ordinary shares, par value US$0.0001 per share, of the Company certified by a director or the registered office provider of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.01 Representations and Warranties of the Pre-Migration Company. The Pre-Migration Company represents and warrants that (i) it is an exempted company duly incorporated and is existing in good standing under the laws of its jurisdiction of organization; (ii) it has all requisite corporate power and authority to enter into and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby, including the issuance of the Class B Ordinary Shares and the procurement of Newco’s entry into the Participation Agreement in accordance with the terms hereof; (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, including the issuance of the Class B Ordinary Shares and the procurement of Newco’s entry into the Participation Agreement, have been duly authorized by all necessary corporate action on its part and will not contravene any agreement or other instrument binding upon it or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it; (iv) the Class B Ordinary Shares issued to New Cotai have been duly authorized, and are fully paid, non-assessable, and free and clear of any liens or encumbrances, except for such liens and encumbrances set forth in the Pre-Migration Company’s Memorandum of Association and Articles of Association and under Applicable Law; and (v) this Agreement constitutes a legal, valid, and binding obligation of the Pre-Migration Company enforceable against the Pre-Migration Company in accordance with its terms.

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SECTION 2.02 Representations and Warranties of New Cotai. New Cotai represents and warrants that (i) it is duly formed, is validly existing, and is in good standing under the laws of its jurisdiction of organization; (ii) it has all requisite limited liability company power and authority to enter into and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby; (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary limited liability company action on its part and will not contravene any agreement or other instrument binding upon it or any judgment, order or decree of any governmental body, agency or court having jurisdiction over it; (iv) the New Cotai Shares are owned directly by New Cotai, free and clear of any liens or encumbrances; and (v) this Agreement constitutes the valid and binding obligation of New Cotai enforceable against New Cotai in accordance with its terms.

ARTICLE III

COVENANTS AND AGREEMENTS

SECTION 3.01 Further Assurances. In addition to the actions specifically provided for in this Agreement, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Law, regulations, and agreements to consummate and make effective the transactions contemplated hereby. Without limiting the foregoing, each Party shall cooperate with the other Party, and execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, the instruments, including, without limitation, instruments of conveyance, assignment, and transfer, and to make the filings with, and, to the extent practicable and as permitted by Law, to obtain the consents, approvals, or authorizations of, any Governmental Authority or other Person under any permit, license, agreement, or other instrument, and take all such other actions as such Party may reasonably be requested to take by any other Party from time to time, consistent with the terms hereof, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

SECTION 3.02 Waiver. The Pre-Migration Company hereby irrevocably and unconditionally waives the compliance by New Cotai with its obligations under clause 22.1 (Shareholders) and clause 24 (Minority Shareholders) of the Pre-Migration Company Shareholders Agreement solely with respect to the New Cotai Share Repurchase to the extent such provisions restrict the New Cotai Share Repurchase.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01 Definitions.

(a) Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings set forth in the Implementation Agreement.

(b) The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Action” means any action, claim, suit, litigation, proceeding (including, without limitation, arbitral) or investigation.

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“Agreement” has the meaning set forth in the preamble, and includes any amendments or modifications to this Agreement after the date hereof.

“Applicable Law” means any Law applicable to any of the Parties or any of their respective directors, officers, employees, properties, or assets.

“Class A Ordinary Shares” means the Class A ordinary shares, par value US$0.0001 per share, of the Company.

“Implementation Agreement” means the Implementation Agreement, dated as of [ ], by and among the Pre-Migration Company, New Cotai, and the other parties thereto.

“Law” means any federal, state, local, municipal, or foreign (including, without limitation, supranational) law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license, or permit of any Governmental Authority.

“MCE Cotai” means MCE Cotai Investments Limited, an exempted company incorporated in the Cayman Islands with limited liability.

“Melco” means Melco Resorts & Entertainment Limited, an exempted company incorporated in the Cayman Islands with limited liability.

“Participation” means the rights, interests, entitlements, and obligations of a Participant (as defined in the Participation Agreement) under the Participation Agreement and the Tax Side Letter.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority, or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Pre-Migration Company Shareholders Agreement” means the Shareholders Agreement dated July 27, 2011, among MCE Cotai, New Cotai, Melco, and the Pre-Migration Company, as amended on September 25, 2012, May 17, 2013, June 3, 2014 and July 21, 2014.

SECTION 4.02 Interpretation. In this Agreement, unless otherwise provided:

(a) A reference to an Article, Section, or Schedule is a reference to an Article or Section of, or Schedule to, this Agreement, and references to this Agreement include any recital in or Schedule to this Agreement.

(b) Headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(c) The word “shall” shall be obligatory and the word “may” shall be permissive.

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(d) Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures, and limited liability companies and vice versa.

(e) The words “hereof” and “herein”, and words of similar meaning shall refer to this Agreement as a whole and not to any particular Article, Section, or clause, and the words “include”, “includes”, and “including” shall be deemed to be followed by the words “without limitation.”

(f) Except as otherwise specified herein, a reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all rules, regulations, and statutory instruments issued thereunder or pursuant thereto.

(g) Except as otherwise specified herein, a reference herein to any other agreement or document shall be to such agreement or document as it may have been or may hereafter be amended, modified, supplemented, waived, or restated from time to time in accordance with its terms and, to the extent applicable, the terms of this Agreement, and shall include all annexes, exhibits, schedules, and other documents or agreements attached thereto.

SECTION 4.03 Addresses and Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax (delivery receipt requested), by electronic mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 4.03):

(a) If to the Pre-Migration Company or, following the effectiveness of the Continuation, the Company, to:

Studio City International Holdings Limited

36/F, The Centrium

60 Wyndham Street

Central

Hong Kong

Fax:                  +852-2537-3618

E-mail:             comsec@sc-macau.com

Attention:        Company Secretary

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With a copy to:

Latham & Watkins

18th Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

Fax:                 +852 2912 2600

E-mail:            Helena.Kim@lw.com

Attention:        Ji-Hyun Helena Kim

(b) If to New Cotai, to:

New Cotai, LLC

c/o New Cotai Holdings, LLC

Two Greenwich Plaza

Greenwich, Connecticut 06830

United States of America

Fax:                  +1-203-542-4133

E-mail:             creditadmin@silverpointcapital.com

Attention:        CreditAdmin

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071-3144

Fax:                 +1 213 621 5288

E-mail:             Jeffrey.Cohen@skadden.com

Attention:        Jeffrey H. Cohen, Esq.

SECTION 4.04 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties and, to the extent permitted by this Agreement, their respective successors (including, in the case of the Company, as a result of the Continuation), executors, administrators, heirs, legal representatives, and permitted assigns; provided, however, neither this Agreement nor any rights or obligations hereunder may be assigned by either of the Parties without the prior written consent of the other Party.

SECTION 4.05 Severability. If any term or other provision of this Agreement is held to be invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any Party. Upon a determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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SECTION 4.06 Amendment. The provisions of this Agreement may be amended, modified, altered, or supplemented only by a written instrument signed by each of the Parties.

SECTION 4.07 Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement, or condition.

SECTION 4.08 Submission to Jurisdiction. The Parties irrevocably consent to the non-exclusive jurisdiction of the courts of the Cayman Islands in connection with any action relating to this Agreement.

SECTION 4.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file, or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.09.

SECTION 4.10 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, including the order of the transactions contemplated hereby, or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4.11 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the Cayman Islands, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.

SECTION 4.12 Third Party Rights. A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Law, 2014 (as amended) to enforce any term of this Agreement.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

By:

Name:
Title:

NEW COTAI, LLC

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]

EXHIBIT A

Declaration and Indemnity for Lost Share Certificate

(See attached.)

DECLARATION AND INDEMNITY FOR LOST SHARE CERTIFICATE

The Directors

Studio City International Holdings Limited

36/F, The Centrium

60 Wyndham Street

Hong Kong

[                    ] 2018

Dear Sirs

We, New Cotai, LLC, being the registered holder of 4,000 shares (the “Shares”) in the capital of Studio City International Holdings Limited (the “Company”), DO HEREBY DECLARE as follows:

1.	we received from the Company and held share certificates numbered 6 and 8 (the “Certificates”) in respect of the Shares;

2.

since the Certificates were issued to us, none of the Shares and none of the Certificates have been transferred, charged, lent, pledged, deposited or dealt with in any way that may affect our title to the Shares; and

3.	to the best of our knowledge and belief, the Certificates have either been lost or destroyed.

We hereby undertake:

(a)

to indemnify and hold harmless the Company, its directors and its officers, from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession of the Certificates (or any of them); and

(b)	that in the event of the Certificates (or any of them) being found, we shall, as soon as reasonably practicable, surrender such Certificate(s) to the Company for cancellation.

For and on behalf of
New Cotai, LLC

Name:

Title:

EXHIBIT B

Share Repurchase Letter

(See attached.)

[New Cotai, LLC headed paper]

Repurchase Notice

To:

Board of Directors

Studio City International Holdings Limited (the “Company”)

36/F, The Centrium

60 Wyndham Street

Hong Kong

Date:                2018

We refer to the share exchange agreement dated [●] 2018 and entered into among the Company and New Cotai, LLC (the “Agreement”) and the Amended and Restated Memorandum of Association and Articles of Association of the Company (the “Articles”) adopted by way of resolutions of directors of the Company dated [●] 2018 (the “Resolutions”) and resolutions of the members of the Company dated [●] 2018. Unless otherwise defined herein, the defined terms shall have the same meanings as used in the Resolutions.

We hereby give notice to you that, in accordance with the terms of the Agreement, we require the Company to repurchase all of our 72,511,760 Class A Ordinary Shares (as defined in the Articles) in exchange for (i) the Company procuring Newco’s grant of the Participation (as defined in the Participation Agreement) to us, and (ii) the Company’s issuance to us of (1) 72,511,760 Class B Ordinary Shares (as defined in the Articles), and (2) the right to receive, immediately following the effectiveness of the Migration, among other things, the rights, interests and entitlements granted to New Cotai under the Amended and Restated SHA, the Amended and Restated Registration Rights Agreement, the PFIC Side Letter, and the Finance Cooperation Side Letter, in each case, upon the terms and subject to the conditions set forth in the Agreement.

We enclose herewith the original share certificates and lost certificate affidavit[s] representing our 72,511,760 Class A Ordinary Shares.

[THE FOLLOWING SPACE IS INTENTIONALLY LEFT BLANK]

[New Cotai, LLC headed paper]

For and on behalf of
New Cotai, LLC

Name:

Title:

Date:

Countersigned for and on behalf of Studio City International Holdings Limited

Name:

Title:

Date:

EXHIBIT G

FORM OF PARTICIPATION AGREEMENT

EXHIBIT H

FORM OF TAX SIDE LETTER

EXHIBIT I

FORM OF AMENDED AND RESTATED COMPANY SHAREHOLDERS AGREEMENT

EXHIBIT J

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

EXHIBIT K

FORM OF PFIC SIDE LETTER

EXHIBIT L

FORM OF FINANCE COOPERATION SIDE LETTER

EXHIBIT M

CONTINUATION DOCUMENTS

1.	Shareholder Resolution of the Pre-Migration Company (the “Shareholder Resolutions”)

2.	Board Resolution of the Pre-Migration Company (the “Board Resolutions”)

3.	Certificate of Good Standing of the Pre-Migration Company, dated within one month of the continuation filing date (the “Certificate of Good Standing”)

4.	Certified copy of the Certificate of Incorporation of the Pre-Migration Company

5.	Certified copy of the current Memorandum and Articles of Association of the Pre-Migration Company

6.	Certified copy of the current Register of Directors of the Pre-Migration Company

7.	Certified copy of the current Register of Members of the Pre-Migration Company

8.	Certified copy of the current Register of Charges of the Pre-Migration Company

9.	Notice of the Pre-Migration Company’s proposed registered office in the Cayman Islands pursuant to section 201(2)(e) of the Companies Law (2018 Revision) (as amended and revised) (the “CCL”)

10.	Declaration of the Pre-Migration Company to confirm that its operations will be conducted mainly outside the Cayman Islands pursuant to section 201(2)(f) of the CCL

11.

Undertaking of the Pre-Migration Company to confirm that notice of the continuation has been or will be given within 21 days of registration to secured creditors pursuant to section 201(2)(l) of the CCL

12.	General declaration of a director of the Pre-Migration Company pursuant to section 201(3) of the CCL

13.	Statement of Assets and Liabilities of the Pre-Migration Company, dated within one month of the continuation filing date

Documents 1 to 13 together constituting the “Cayman Islands Continuation Documents”

14.

Certificate of Registration (the “Certificate of Registration”) confirming that the Company has been registered by way of continuation as an exempted company in the Cayman Islands with effect from the date specified therein (the “Registration Date”)

15.	Declaration of the Pre-Migration Company confirming compliance with Cayman Laws pursuant to section 184(2A) of the BVI Business Companies Act, 2004

Documents 14 to 15, together with the Shareholder Resolutions, Board Resolutions and Certificate of Good Standing, constituting the “BVI Continuation Documents”.

EXHIBIT N

FORM OF COMPANY MEMORANDUM AND ARTICLES OF ASSOCIATION

EXHIBIT O

FORM OF PARTICIPATION AGREEMENT AND TAX SIDE LETTER CONFIRMATION

EXHIBIT P-1

IRS FORM 8832 AND THE ACCOMPANYING COVER LETTER FOR THE COMPANY

EXHIBIT P-2

IRS FORM 8832 AND THE ACCOMPANYING COVER LETTER FOR THE COMPANY

EXHIBIT Q

IRS FORM 8832 AND THE ACCOMPANYING COVER LETTER FOR NEWCO

SCHEDULE A

CONTINUATION STEPS

1.

Upon the commencement of the Continuation pursuant to Section 1.1(f) of this Agreement, the proposed registered office provider of the Company in the Cayman Islands (the “Registered Office”) shall file the Cayman Islands Continuation Documents with the Registrar of Companies in the Cayman Islands (the “Cayman Registrar”).

2.

Upon receipt by the Registered Office of the Certificate of Registration from the Cayman Registrar, the registered agent of the Pre-Migration Company in the British Virgin Islands (the “Registered Agent”) shall file the BVI Continuation Documents with the Registrar of Corporate Affairs in the British Virgin Islands (the “BVI Registrar”).

3.

Upon receipt by the Registered Agent of the Certificate of Discontinuance from the BVI Registrar confirming that the Pre-Migration Company was discontinued in the British Virgin Islands on the date specified therein, the Continuation shall be deemed to have become effective for the purposes of this Agreement.

4.	The Company shall:

a.	within twenty-one days of the Registration Date give notice of the Continuation to the secured creditors of the Company (if any); and

b.

pursuant to Section 1.1(g) of this Agreement, immediately upon receipt of the Certificate of Registration file a special resolution to adopt the Company Memorandum and Articles of Association with the Cayman Registrar (and the Registered Office shall make any relevant filings with the Cayman Registrar accordingly) and obtain all other shareholder consents as may be necessary in accordance with the terms of the Amended and Restated Company Shareholders Agreement.